Exhibit 99.1

Akers Biosciences Granted 180-Day Extension by Nasdaq

to Meet Minimum Bid Price Requirement

THOROFARE, N.J., May 30, 2018 (Marketwired) – Akers Biosciences, Inc. (NASDAQ: AKER) (AIM: AKR.L), (“Akers Bio” or the “Company”), a developer of rapid health information technologies, announces that, on May 30, 2018, the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) granted the Company a 180-day extension to meet the requirement of a minimum $1.00 per share closing bid price of its common stock for 10 consecutive business days (the “Bid Price Requirement”) for continued inclusion on the Nasdaq Capital Market.

As previously disclosed, the Company received notice from Nasdaq on November 28, 2017, that it was not in compliance with the Bid Price Requirements for its common stock. Per Nasdaq rules, the Company was afforded an initial 180 calendar days to regain compliance with the Bid Price Requirement. The Company provided a written notice of its intention to cure the deficiency during the second 180 calendar day compliance period by effecting a reverse stock split, if necessary.

Following a review, Nasdaq determined that the Company was eligible for an additional 180 calendar days to regain compliance with the Bid Price Requirement. If at any time during the second 180 calendar day period the closing bid price of the Company’s common stock, for the required minimum 10 consecutive business day period, meets the Bid Price Requirement and provided that the Company meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, Nasdaq will provide the Company with written confirmation that it is compliant with the Bid Price Requirement and this matter will be closed.

About Akers Biosciences, Inc.

Akers Bio develops, manufactures, and supplies rapid screening and testing products designed to deliver quicker and more cost-effective healthcare information to healthcare providers and consumers. The Company has advanced the science of diagnostics while responding to major shifts in healthcare through the development of several proprietary platform technologies. The Company’s state-of-the-art rapid diagnostic assays can be performed virtually anywhere in minutes when time is of the essence. The Company has aligned with major healthcare companies and high volume medical product distributors to maximize product offerings, and to be a major worldwide competitor in diagnostics.

Additional information on the Company and its products can be found at www.akersbio.com. Follow us on Twitter @AkersBio.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. The forward-looking statements include statements or expectations regarding the Company’s compliance with the Bid Price Requirement, the Company’s continued listing on Nasdaq, other risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission and other future events. Such statements may include, without limitation, statements with respect to the Company’s plans, compliance with the requirements of various regulatory agencies, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions, as they relate to the Company, its subsidiaries, or its management. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, performance, prospects, and opportunities to may differ materially from those set forth in, or implied by, the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For more information:

Akers Biosciences, Inc.

John J. Gormally, Chief Executive Officer

Tel. +1 856 848 8698

Vigo Communications (Global Public Relations)

Ben Simons / Fiona Henson

Tel. +44 (0)20 7830 9704

Email: akers@vigocomms.com